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                                                                   EXHIBIT 10.57


                       CONSENT TO SUBLEASE AND AGREEMENT
                      ----------------------------------

     THIS CONSENT TO SUBLEASE AND AGREEMENT ("Consent") is made as of this 29th day of January, 1999, by and between MASSACHUSETTS INSTITUTE OF TECHNOLOGY, a Massachusetts educational corporation with an address of 238 Main Street, Suite 200, Cambridge, Massachusetts 02142 Attention: Director of Real Estate ("MIT"), MILLENNIUM PHARMACEUTICALS, INC., a Delaware corporation with an address of 640 Memorial Drive, Cambridge, Massachusetts 02139 ("Millennium"), and LIFELINE SYSTEMS, INC., a Massachusetts corporation with an address of 640 Memorial Drive, Cambridge, Massachusetts 02139 ("Lifeline Systems").

     WHEREAS, MIT, as landlord, and Millennium, as tenant, entered into a certain lease dated August 26, 1993, as amended (the "Prime Lease"), concerning certain premises (the "Millennium Premises") located in the building at 640 Memorial Drive, Cambridge, Middlesex County, Massachusetts (the "Building"). Capitalized terms used in this Consent which are defined in the Prime Lease and not otherwise defined herein shall have the same meaning herein as therein; and

     WHEREAS, Millennium now desires to sublease a portion of the Millennium Premises (the "Subleased Premises") to Lifeline Systems upon the terms and conditions set forth in a certain sublease dated as of January 27, 1999, a copy of which is attached hereto and incorporated herein as Exhibit "A" (the "Sublease"), and, as required by the terms of the Prime Lease, has requested MIT's consent thereto; and

     WHEREAS, MIT is willing to consent to the Sublease solely upon the terms and conditions hereinafter set forth and in consideration of the undertakings of Lifeline Systems and Millennium as set forth herein.

     NOW, THEREFORE, in consideration of the mutual covenants contained hereinafter, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is hereby agreed by and between the parties as follows:

     1. MIT hereby consents to the Sublease from Lifeline Systems to Millennium in the form attached hereto and incorporated herein as Exhibit "A", subject to the terms and conditions hereinafter set forth.

     2. Notwithstanding the consent of MIT to the Sublease, Millennium shall remain directly and primarily responsible for any and all obligations of Millennium under the terms and conditions of the Prime Lease, including, but not limited to the obligation to pay to MIT Basic Rent, Additional Rent and other charges as provided in the Prime Lease. Further, MIT's consent to the Sublease shall in no manner be deemed to release Millennium from any liability of any nature whatsoever, nor to release Millennium in any manner from any obligation or responsibility pursuant to the Prime Lease, whether heretofore or hereafter arising, except as otherwise provided in Section
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16 of the Sixth Amendment to Lease of even date herewith executed by MIT and
Millennium..

     3. Lifeline Systems hereby acknowledges and agrees that the Sublease and all of its rights pursuant to the Sublease are and shall at all times be subject and subordinate to all of the terms, conditions and limitations set forth in the Prime Lease; and, in the event of any conflict or variance between the terms and conditions of the Prime Lease and this Consent, on the one hand, and the terms and conditions of the Sublease other than as provided in Section 1.1 of the Sublease, on the other, the terms and conditions of the Prime Lease and this Consent shall be deemed to control in each and every event and circumstance, unchanged and unaltered by the terms and conditions of the Sublease and notwithstanding any term or provision of the Sublease except that the provisions of Section 1.1 of the Sublease shall control over the Prime Lease and this Consent.

     4. MIT shall not in any manner be deemed to have assumed or undertaken any obligation or responsibility of any nature to Lifeline Systems, and Lifeline Systems hereby covenants and agrees to look solely to Millennium for satisfaction of any claim, demand or liability of any nature in any manner arising out of or relating to the Sublease or Lifeline Systems use and occupancy of the Subleased Premises.

     5. Notwithstanding anything to the contrary contained herein, the consent of MIT to the Sublease, as set forth herein, shall in no manner be deemed to be a waiver of the restrictions of the Prime Lease as to any future assignment, subletting or permission to use or occupy all or any portion of the Millennium Premises on any occasion subsequent hereto. Notwithstanding anything to the contrary contained in the Sublease or in the Prime Lease, without the prior written consent of MIT in each instance (which consent may be withheld by MIT in its sole and absolute discretion), Lifeline Systems shall not sublet the Subleased Premises or any portion thereof, nor assign or in any way transfer its interest in the Sublease, nor suffer or permit others to occupy the Subleased Premises, nor suffer or permit the Sublease to be assigned or transferred by operation of law or otherwise, except as expressly provided in the last sentence of the first paragraph of Section 6.2.1 of the Sublease.

     6. Neither this Consent nor any provision hereof may be waived, modified, amended, discharged or terminated, except by an instrument in writing signed by the party against which the enforcement of any such waiver, modification, amendment, discharge or termination is sought, and then only to the extent set forth in such instrument. Further, the Sublease shall not be amended or modified in any respect, nor may the term thereof be extended, without the prior written consent of MIT.

     7. Any notice or demand which under the terms of this Consent must or may be given by the parties hereto shall be in writing, in each case addressed to the respective addresses hereinbefore given, and shall be given in the manner in, and shall be effective as provided in, the Prime Lease. Any party may designate by written notice given in the manner provided in this Section a new or other address to which such notice or demand shall thereafter be so given.

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     8.   This Consent shall be construed in accordance with and governed by the laws of the Commonwealth of Massachusetts. All covenants, agreements, conditions and undertakings as contained in this Consent shall extend to and be binding upon the legal representatives, successors and permitted assigns of each of the respective parties hereto. Each party hereby represents and warrants to the others that it has the full right, power and authority to enter into this Consent, and to perform all of their respective obligations thereunder, and that the person signing this Consent on its behalf has the requisite lawful authority to do so.

     EXECUTED under seal as of the day and year first above written.



                              MASSACHUSETTS INSTITUTE OF
                              TECHNOLOGY


                              By: /s/ Philip A. Trussell
                                  -----------------------------------
                                  Name: Philip A. Trussell
                                  Title: Associate Treasurer


                              LIFELINE SYSTEMS, INC.


                              By: /s/ Dennis M. Hurley
                                  -----------------------------------
                                  Name: Dennis M. Hurley
                                  Title: Vice President Finance/
                                         Chief Financial Officer



                              MILLENNIUM PHARMACEUTICALS, INC.



                              By: /s/ Janet C. Bush
                                  -----------------------------------
                                  Name: Janet C. Bush
                                  Title: Vice President Finance

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